                                                                    EXHIBIT 99.1

                    (COMMUNITY SHORES BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT COMMUNITY SHORES BANK CORPORATION:

   Heather D. Brolick             Tracey Welsh
   President and CEO              Senior Vice President and CFO
   1-231-780-1845                 1-231-780-1847
   hbrolick@communityshores.com   twelsh@communityshores.com

MEDIA CONTACT:

   Linda Margolin
   Margolin & Associates, Inc.
   1-216-932-1755
   linda@margolinIR.com

   Community Shores Bank Corp. Reports Third Quarter 2006 Diluted EPS of $0.25

MUSKEGON, Mich., October 27, 2006 (PRIMEZONE) -- Community Shores Bank Corporation (Nasdaq: CSHB), Muskegon's only locally headquartered independent community banking organization, today reported third quarter 2006 earnings of $363,000, or $0.25 per diluted share. This compares with third quarter 2005 net income of $389,000, or $0.26 per diluted share, and $342,000 or $0.23 per diluted share for the second quarter of this year. Results reflect a stable performance year over year; solid loan growth and a steady net interest margin, partially offset by slightly higher expenses, contributed to earnings improvement over second quarter.

For the nine-month period, 2006 net income was $1.07 million compared with $1.09 million for the 2005 period, down 2.3 percent; diluted earnings per share were $0.73 compared with $0.75 last year.

Heather D. Brolick, President and CEO, commented, "We continue to make progress; substantial loan growth and stronger fee income are contributing to our growing revenue stream. In spite of competitive pricing pressures on both loans and deposits, our margin was unchanged this quarter; I believe we are in the minority of banks that can make this claim for the quarter. We are developing new products to accelerate growth and profitability, and we are pleased with what we see ahead."

Total revenue, consisting of net interest income and non-interest income, was $2.62 million for third quarter of 2006, up $194,000, or 8.0 percent, above the $2.43 million reported for the year-ago quarter. Net interest income increased
3.0 percent, to $2.16 million, reflecting a 4.6 percent increase in average earning assets partially offset by a six basis point decline in the net interest margin to 3.94 percent. Compared with the second quarter of 2006, net interest income increased $51,000 or 2.4 percent, primarily from growth in average earning assets; the net interest margin was unchanged at 3.94 percent.

Fee income is making an increasing contribution to total revenue. Non-interest income for the third quarter was $461,000 compared with $330,000 for the year-ago quarter, an increase of $131,000, or 39.6 percent, of which $121,000 was derived from gains on the sale of SBA loans. Community Shores recently hired an experienced SBA lender to provide financing to small businesses in its market area; the Bank elected to sell the majority of loans to generate additional fee income. As a percent of average assets, fee income was 0.79 percent for the current quarter compared with 0.58 percent a year ago.

For the third quarter of 2006, non-interest expense totaled $1.9 million, up $119,000 or 6.7 percent from the third quarter of 2005, and $131,000 higher than the linked quarter. Advertising and professional services accounted for the majority of expense growth compared to both earlier periods. Salaries and benefits increased $45,000 above the previous quarter, where salary expense was artificially low. The efficiency ratio for the third quarter of 2006 improved to
71.84 percent from 72.57 percent for the year-ago quarter.

Assets at September 30, 2006 totaled $238.4 million, up $19.5 million or 8.9 percent compared with $218.9 million reported twelve months ago. Loans held for investment increased $17.8 million, or 9.5 percent, reaching $205.0 million at September 30, 2006. Community Shores Bank continues to be primarily a commercial lender; C&I and CRE loans comprised 81.0 percent of loans outstanding at quarter-end compared to 79.6 percent a year-ago. Deposits were unchanged from the second quarter, at $205.5 million; they increased $19.4 million, or 10.4 percent, from $186.1 million for the year-ago quarter.

Ms. Brolick added, "We continue to work through the large commercial loan we identified earlier this year, which has kept our charge-offs elevated for the past three quarters. I am pleased to report that the process is nearing completion, and net loan charge-offs should return to more normal levels." Year-to-date 2006, net charge-offs were $585,000, or 0.30 percent of average loans on an annualized basis, compared with $191,000, or 0.10 percent for the prior-year nine months, which is more in line with historical experience. Non-performing loans plus delinquencies were $1.4 million or 0.68 percent of period-end loans at September 30, 2006, compared with 0.72 percent of loans for the second quarter, and $834,000 or 0.45 percent for the third quarter of 2005. The allowance for loan and lease losses stands at 1.24 percent of total loans at September 30, 2006.

Shareholders' equity totaled $15.9 million at September 30, 2006, up $1.4 million from twelve months ago. Tier I capital was 6.74 percent for the third quarter of 2006 compared with 6.66 percent for the prior year's third quarter. Shares outstanding at period-end were 1,466,800. Ms. Brolick concluded, "We are having a good growth year at Community Shores as our bankers continue to develop high quality relationships that fill our pipeline with loans. We have been able to manage interest rates successfully thus far in this challenging environment, and we are hopeful that we will end the year on a strong note."

ABOUT THE COMPANY

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January 1999, and has grown to $238 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                      QUARTERLY
                                           --------------------------------------------------------------         YEAR TO DATE
                                              2006         2006         2006         2005         2005      -----------------------
                                             3RD QTR      2ND QTR      1ST QTR      4TH QTR      3RD QTR       2006         2005
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
(dollars in thousands except per share data)

EARNINGS
   Net interest income                          2,164        2,113        2,075        2,114        2,100        6,352        6,047
   Provision for loan and lease losses            217          224           78          508           98          519          346
   Noninterest income                             461          356          320          339          330        1,137          936
   Noninterest expense                          1,886        1,755        1,792        1,793        1,767        5,432        5,004
   Pre tax income                                 522          491          525          153          565        1,538        1,632
   Net Income                                     363          342          364          119          389        1,069        1,094
   Basic earnings per share                $     0.25   $     0.24   $     0.25   $     0.08   $     0.27   $     0.74   $     0.76
   Diluted earnings per share              $     0.25   $     0.23   $     0.25   $     0.08   $     0.26   $     0.73   $     0.75
   Average shares outstanding               1,449,191    1,436,800    1,436,800    1,436,800    1,435,757    1,440,976    1,433,304
   Average diluted shares outstanding       1,476,876    1,461,201    1,474,279    1,482,431    1,480,317    1,470,930    1,468,214

PERFORMANCE RATIOS
   Return on average assets                      0.62%        0.60%        0.64%        0.22%        0.71%        0.62%        0.69%
   Return on average common equity               9.33%        9.11%        9.89%        3.28%       10.89%        9.42%       10.50%
   Net interest margin                           3.94%        3.94%        3.85%        4.05%        4.00%        3.91%        3.99%
   Efficiency ratio                             71.84%       71.08%       74.82%       73.09%       72.57%       72.54%       71.66%
   Full-time equivalent employees                  66           63           63           61           60           66           60

CAPITAL
   End of period equity to assets                6.66%        6.38%        6.57%        6.53%        6.60%        6.66%        6.60%
   Tier 1 capital to end of period
      assets                                     6.74%        6.51%        6.70%        6.62%        6.66%        6.74%        6.66%
   Book value per share                    $    10.82   $    10.52   $    10.29   $    10.09   $    10.05   $    10.82   $    10.05

ASSET QUALITY
   Gross loan charge-offs                         112          120          405           95           62          637          223
   Net loan charge-offs                           107           94          384           89           59          585          191
   Net loan charge-offs to avg loans
      (annualized)                               0.21%        0.19%        0.81%        0.19%        0.13%        0.30%        0.10%
   Allowance for loan and lease losses          2,547        2,437        2,307        2,613        2,194        2,547        2,194
   Allowance for losses to total loans           1.24%        1.22%        1.20%        1.36%        1.17%        1.24%        1.17%
   Past due and nonaccrual loans
      (90 days)                                 1,394        1,428        1,579        1,128          834        1,394          834
   Past due and nonaccrual loans to
      total loans                                0.68%        0.72%        0.82%        0.59%        0.45%        0.68%        0.45%
   Other real estate and repossessed
      assets                                      123           58            4           22            6          123            6

END OF PERIOD BALANCES
   Loans                                      205,041      199,075      191,916      192,645      187,263      205,041      187,263
   Total earning assets                       223,902      223,447      215,305      212,262      209,479      223,902      209,479
   Total assets                               238,377      236,677      225,079      222,166      218,864      238,377      218,864
   Deposits                                   205,456      205,175      194,572      190,451      186,081      205,456      186,081
   Shareholders' equity                        15,868       15,097       14,791       14,500       14,439       15,868       14,439

AVERAGE BALANCES
   Loans                                      202,432      195,783      189,698      191,170      187,909      196,018      182,507
   Total earning assets                       222,200      216,868      218,397      211,025      212,448      219,169      203,539
   Total assets                               233,400      226,911      227,725      220,061      220,101      229,368      210,661
   Deposits                                   196,493      192,696      197,173      184,005      168,884      195,451      174,292
   Shareholders' equity                        15,569       15,034       14,716       14,530       14,290       15,134       13,893

                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                         THREE        THREE
                                                        MONTHS       MONTHS      NINE MONTHS   NINE MONTHS
                                                         ENDED        ENDED         ENDED         ENDED
                                                       09/30/06     09/30/05      09/30/06       09/30/05
                                                      ----------   ----------   ------------   -----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                 $4,098,809   $3,334,559   $11,468,639     $9,255,802
Securities (including FHLB dividends)                    181,241      181,576       541,281        512,293
Federal funds sold and other interest income               7,095       39,953       126,834         57,225
                                                      ----------   ----------   -----------     ----------
   Total interest income                               4,287,145    3,556,088    12,136,754      9,825,320
INTEREST EXPENSE
Deposits                                               1,833,631    1,260,477     5,050,865      3,171,853
Repurchase agreements and federal funds purchased
   and other debt                                        107,957       43,535       218,640        171,988
Federal Home Loan Bank advances and notes payable        181,588      151,781       515,328        434,889
                                                      ----------   ----------   -----------     ----------
   Total interest expense                              2,123,176    1,455,793     5,784,833      3,778,730
NET INTEREST INCOME                                    2,163,969    2,100,295     6,351,921      6,046,590
Provision for loan losses                                216,873       98,300       518,625        346,057
                                                      ----------   ----------   -----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    1,947,096    2,001,995     5,833,296      5,700,533
Noninterest income
Service charges on deposit accounts                      239,155      236,699       733,444        670,202
Mortgage loan referral fees                                    0        5,752         1,437          7,872
Gain on sale of loans                                    124,610        3,717       141,013         20,152
Loss on disposal of equipment                                  0       11,578          (124)        11,925
Other                                                     97,015       72,336       261,250        225,552
                                                      ----------   ----------   -----------     ----------
   Total noninterest income                              460,780      330,082     1,137,020        935,703
Noninterest expense
Salaries and employee benefits                           992,048      991,226     2,930,124      2,740,725
Occupancy                                                100,828       83,086       275,902        231,484
Furniture and equipment                                  113,069      105,501       311,323        285,395
Advertising                                               90,778       32,058       174,570        118,485
Data Processing                                           93,185       86,884       289,463        265,622
Professional services                                    166,603      131,219       424,394        396,528
Other                                                    329,173      336,927     1,026,462        965,572
                                                      ----------   ----------   -----------     ----------
   Total noninterest expense                           1,885,684    1,766,901     5,432,238      5,003,811
INCOME BEFORE INCOME TAXES                               522,192      565,176     1,538,078      1,632,425
Federal income tax expense                               159,045      175,860       469,347        538,457
                                                      ----------   ----------   -----------     ----------
NET INCOME                                            $  363,147   $  389,316   $ 1,068,731     $1,093,968
                                                      ==========   ==========   ===========     ==========
Weighted average shares outstanding                    1,449,191    1,435,757     1,440,976      1,433,304
                                                      ==========   ==========   ===========     ==========
Diluted average shares outstanding                     1,476,876    1,480,317     1,470,930      1,468,214
                                                      ==========   ==========   ===========     ==========
Basic income per share                                $     0.25   $     0.27   $      0.74     $     0.76
                                                      ==========   ==========   ===========     ==========
Diluted income per share                              $     0.25   $     0.26   $      0.73     $     0.75
                                                      ==========   ==========   ===========     ==========

                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

                                                              SEPTEMBER 30,    DECEMBER 31,   SEPTEMBER 30,
                                                                   2006            2005            2005
                                                               (UNAUDITED)      (AUDITED)      (UNAUDITED)
                                                              -------------   -------------   -------------
ASSETS
Cash and due from financial institutions                      $  4,134,507    $  4,361,277    $  4,461,764
Interest-bearing deposits in other financial institutions           54,455          90,182          54,718
Federal funds sold                                                 450,000         200,000       3,150,000
                                                              ------------    ------------    ------------
   Total cash and cash equivalents                               4,638,962       4,651,459       7,666,482

Securities
   Available for sale                                           13,096,118      13,983,933      14,564,811
   Held to maturity                                              5,261,103       4,918,499       4,445,253
                                                              ------------    ------------    ------------
      Total securities                                          18,357,221      18,902,432      19,010,064

Loans                                                          205,040,775     192,644,742     187,262,814
Less: Allowance for loan losses                                  2,546,827       2,612,581       2,194,122
                                                              ------------    ------------    ------------
   Net loans                                                   202,493,948     190,032,161     185,068,692

Federal Home Loan Bank stock                                       411,500         425,000         425,000
Premises and equipment,net                                       8,431,199       5,922,886       4,617,481
Accrued interest receivable                                      1,105,749         994,219         828,770
Other assets                                                     2,938,675       1,238,194       1,247,843
                                                              ------------    ------------    ------------
   Total assets                                               $238,377,254    $222,166,351    $218,864,332
                                                              ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
   Non interest-bearing                                       $ 17,810,068    $ 16,564,735    $ 17,707,089
   Interest-bearing                                            187,645,924     173,886,366     168,374,204
                                                              ------------    ------------    ------------
      Total deposits                                           205,455,992     190,451,101     186,081,293

Federal funds purchased and repurchase agreements                5,026,652       6,065,010       6,895,716
Federal Home Loan Bank advances                                  6,000,000       6,000,000       6,000,000
Subordinated debentures                                          4,500,000       4,500,000       4,500,000
Notes payable                                                      400,000               0               0
Accrued expenses and other liabilities                           1,126,753         650,329         948,594
                                                              ------------    ------------    ------------
   Total liabilities                                           222,509,397     207,666,440     204,425,603

Shareholders' Equity
   Common Stock, no par value: 9,000,000 shares authorized,
      1,466,800 issued at Sept 30, 2006 and 1,436,800
      issued at December 31 and September 30, 2005              13,274,098      12,998,670      12,991,918
   Retained earnings                                             2,781,193       1,712,462       1,593,751
   Accumulated other comprehensive deficit                        (187,434)       (211,221)       (146,940)
                                                              ------------    ------------    ------------
   Total shareholders' equity                                   15,867,857      14,499,911      14,438,729
                                                              ------------    ------------    ------------
   Total liabilities and shareholders' equity                 $238,377,254    $222,166,351    $218,864,332
                                                              ============    ============    ============